                                                                    Exhibit 10.5

                           MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding is entered into on this 15th day of April, 2013

                                     BETWEEN

Amit Seth r/o. B-10, Sector 40, Noida, hereinafter called the First Party, which expression shall unless repugnant to the context or meaning thereof be deemed to include his legal heirs, executors, administrators, successors and assigns

                                       AND

M/s Pure Guar India Private Limited, a company  incorporated under the Companies
Act, 1956 having its  registered  office at C-1116,  Darya Ganj,  Opposite Happy
School, New Delhi- II0002, through its Authorized Signatory,  hereinafter called the SECOND  PARTY,  which  expression  shall unless  repugnant to the context or meaning thereof be deemed to include its legal heirs, executors, administrators, successors and assigns.

WHEREAS the First Party being  desirous of  agricultural  farming,  surveyed and persuaded several  land-owners,  to agree to give their  agricultural  lands for cultivation,  on  annual  THEKA  (Contract),  in  different  areas  of  District
Hanumangarh, Rajasthan, to the First Party.

AND WHEREAS the Second Party, having adequate  resources,  finance and necessary expertise in the field of  commercial  plantation  (especially  development  and production of seeds),  was intending to carry out  agricultural  farming on bulk lands, with modern advanced  techniques and technologies  available.  Therefore, the Second  Party  approached  the First  Party for  carrying  out  agricultural farming (for  development  and production of seeds),  jointly and/or  severally, initially  on an area  of  about  200  Bighas  (50  Hectares  approximately)  of agricultural lands, by arranging to take them on annual THEKA (Contract),  which was  principally  agreed by the First  Party,  who  proceeded  and  arranged  to accumulate agricultural lands totaling to approximately 200 Bighas (50 Hectares)
in District  Hanumangarh,  Rajasthan,  as  detailed  in Schedule A  (hereinafter referred to as "the said agricultural  lands"), on annual THEKA (Contract),  for agricultural  farming,  for a period of 1 year commencing from April 13, 2013 up till April 12, 2014. The First Party has lawfully  gathered  together,  held and taken possession of, or has otherwise  become well and sufficiently  entitled to undertake agricultural farming upon, the said agricultural lands, as detailed in
Schedule A hereto,  on the basis of the  representations  and  assurances of the
Second Party.

AND WHEREAS now both the First Party and the Second Party have agreed to jointly carry out  agricultural  operations in  consonance  with the terms of conditions initially  agreed with the individual land owners,  for occupying and use of the said agricultural  lands, prior to the execution of these presents,  as well as, those contained  herein and on the terms and conditions  mutually agreed between the Parties herein and appearing hereinafter.

AND FURTHER  WHEREAS both the First Party and the Second Party are entering into this Agreement to reduce the terms and conditions  mutually agreed in respect of the said agricultural lands in writing.

NOW THIS AGREEMENT WITNESSETH and it is hereby agreed by and between the Parties hereto as follows:
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1.   THAT the First Party has arranged to take agricultural  lands,  totaling to approximately 200 Bighas (50 Hectares) in District Hanumangarh,  Rajasthan,
     as detailed in Schedule A, on annual  THEKA  (Contract),  for  agricultural farming,  for a period of 1 year  commencing  from  April 13,  2013 up till
     April 12, 2014, and has agreed to  jointly/severally  co-occupy and use the said agricultural lands with the Second Party for carrying out agricultural farming for said period of one year  commencing from April 13, 2013 up till
     April 12, 2014.

2.   THAT the Second Party has agreed to give  minimum  worth Three (3) Quintals
     Guar  (seeds/crop)  per Bigha in the crop to be produced (as presently Guar is to be sown on the said  agricultural  lands)  being  the  share of First
     Party in  agricultural  farming (to be) carried out jointly / severally  by both  parties,  or  its  money-worth,  as  mutually  decided,  on or  after harvesting / reaping of crop in October/November of 2013, and has therefor, paid a sum of Rs. 45 Lacs to the First  Party as  advance,  for meeting out incidental  expenses,  costs  etc.  incurred  towards  arranging  the  said agricultural  lands and other  such  ancillary  matters.  The said  advance amount paid to the First Party shall be adjusted form his overall share (in the Guar crop to be  harvested) at the time of harvesting / reaping of crop in  October/November of 2013, who would either be given his remaining share in the crop or its money worth, as may be mutually decided.

3.   THAT the Second Party shall not be responsible for payment of any municipal taxes, viz. Abiayana,  Revenue,  in respect of the said agricultural lands.
     However,  the Second Party shall be solely  liable for usual taxes,  levies etc. as applicable on sale of crops.

4.   THAT the expenses towards seeds, electricity & water charges,  fertilizers, sowing,  weeding,  cultivating,  reaping and all or any incidental work for
     producing  crops  on  the  said   agricultural   lands,  for  carrying  out
     agricultural farming thereupon,  will be paid by the Second Party. However, all such expenses shall be duly adjusted / reckoned  against value of crops produced,  so as to ascertain net income / profit from farming, if any, and for sharing between the First Party and the Second Party in terms of clause
     2 hereinabove.

5.   THAT the  Second  Party  shall be  allowed  to use and  co-occupy  the said agricultural  lands only for  undertaking  agricultural  farming and for no other  illegal or immoral  purposes,  during the period of this  agreement, subject to due adherence to the terms and conditions herein contained.

6.   THAT the Second Party shall be  responsible  for engaging any  temporary or permanent labour or other staff and for employing farming equipments of its own or by taking on hire, for carrying out agricultural farming on the said agricultural lands, and all or any costs in this behalf.

7.   THAT the Second  Party will not be entitled to transfer the benefit of this agreement to anybody else and/or will not be entitled to allow anybody else to use and occupy the said agricultural lands, or any part thereof. Nothing in this  agreement  shall be  deemed  to grant a lease or  tenancy  and the
     Second Party agrees and undertakes that no such  contention  shall be taken up by it at any time.

8.   THAT the Second Party shall not be deemed to be in the exclusive occupation of the said  agricultural  lands,  which shall always be deemed to be under co-occupation  and use along with the First  Party.  First  Party  shall be entitled to enter upon the said agricultural lands, at any time, to inspect or assist the farming jobs on the said agricultural lands.

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
9.   THAT the  Second  Party  shall  fully  co-operate  with the First  Party in maintaining  the said  agricultural  lands in good  condition  and will not cause  any  harm  thereto.  If any harm or  damage  is  caused  to the said agricultural  lands  or any  part  thereof  by the  Second  Party or by its employees,  servants  or  agents,  the same will be made good by the Second
     Party at its own cost,  either by  rectifying  the damage or by paying cash compensation, as may be determined by the First Party.

10.  THAT if the Second  Party  commits a breach of any term of this  agreement, then  notwithstanding  anything herein  contained,  the First Party will be entitled to terminate  this agreement by giving 30 days prior notice to the
     Second Party.

11.  THAT on the  expiry  of the said term i.e.  on April  12,  2014 or  earlier termination  thereof, the Second Party shall peacefully give the possession of the said agricultural  lands to the First Party in the same condition in which the scheduled property now exists.  Occupation of the Second Party on said agricultural lands after such termination will be deemed to be that of a trespasser.

IN WITNESS WHEREOF the parties herein have affixed their  respective  signatures to this  agreement at New Delhi on this 15th day of April,  2013, in presence of the witnesses:

                                              THE FIRST PARTY

                                              THE SECOND PARTY

WITNESSES:

1.

2.

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